REGULATION A TIER 1 DEBT OFFERING STATEMENT Parts II and III 2.303171201 An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. The securities referenced herein may not be sold, nor may offers to buy be accepted, before the offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of the securities referenced herein in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of such state. The issuer of the securities referenced herein may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained. UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 1-A TIER I DEBT ( NOTES ) OFFERING $360,000 Total Debt Issuance 1-Year Notes 6.3% Coupon; Maturity 2026 2-Year Notes 7.0% Coupon; Maturity 2027 3-Year Notes 7.8% Coupon; Maturity 2028 5-Year Notes 9.0% Coupon; Maturity 2030 (Callable March , 2026) OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT HARLEM PARK PARTNERS, INC. (Exact name of registrant as specified in its charter) Date: March , 2025 Delaware (State or Other Jurisdiction of Incorporation) 6199 (Primary Standard Classification Code) 93-1858064 (IRS Employer Identification No.) Ameer Flippin, CEO 650 California Street 7 Fl San Francisco, California 94108 Telephone: 240.581.4693 HarlemParkPartners.com (Address, including zip code, and telephone number, including area code, of registrant s principal executive offices) (CIK#: 0002001926) THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A. HarlemParkPartners, Inc.,a Delaware C Corporation,(the Firm, We, Us, Our, orthe Company ) is a startup financial engineering firm conducting a Regulation 1-A Tier 1 Offering (this Offering ) of $360,000 of NOTES ( Debt Only ) at $100 dollars per NOTE (the Notes ) with Maturities of1-Year (2026), 2-Years (2027), 3-Years (2028), and 5-Years (2030) and callable as early as 12-Months from Initial Issuance on approximately March___, 2026, where the company has the right to redeem the Notes from investors returning the principal and accrued interest with a total of 3,600 Notes ( Units ) to be issued. The aggregate amount of gross proceeds we are seeking to raise is $360,000. Harlem Park Partners, Inc., a financial engineering firm, is technically considered an investment advisory firm raising capital for startups, new fintech products, and real estate projects. Our long-term goals are to meet the minimum capital requirements to become a hybrid Venture Capital and Private Equity Firm. Our strategy is to curate a sequenced waterfall portfolio of startups heavily weighted in retail blended with other sectors. Presently, the firm has 4-10 early stage startup projects which need funding. Our primary flagship projects are Waterboy Global.com, a sidewalk water and food kiosk business, GlobetrotterRetail.com and Travel brand, Blackfisherman.com, a grocery delivery and shopping mobile app, Social Architects US.com, a social networking platform for Real Estate Investment Clubs, Ai World San Francisco.com, an edtech Symposium & Expo learning platform on Artificial Intelligence ( Ai ), Black Sheep Ai, a virtual Artificial Intelligence ( Ai ) Company, Black Sheep Ai Magazine, a high-gloss fashionable magazine highlighting Ai from a consumer s perspective, Bodegas Global.com, a global portfolio of small grocery stores, MansionsNCastles.com, a hybrid luxury timeshare and short-term rentals brand, and AfroHairPay.com, a mobile app lending platform brand in the Buy Now Pay Later Sector (BNPL). Harlem Park Partners, Inc. is poised to specialize in the securitization of small micro-cap companies implementing innovative mathematical algorithms and blending institutional strategies with small retail individual investors. The firm has operations located at We Work, 650 California Street, 7th Floor, San Francisco, CA 94108. Startup Portfolio Descriptions 1. Waterboy Global.com Description WaterboyGlobal.com, is a sidewalk kiosk offering bottled water, sodas, and occasional food items to the general public in high traffic tourist and urban locations. Waterboy Global has a strategy of connecting with the local communities by dispatching 1-to-2 man Waterboy operations near high traffic locations on the sidewalk. Some locations are corporate locations blended with a local community franchise business strategy, while others are purely a franchise business model. Some urban locations are securitized separately for the local community to capitalize on beverage revenue growth and to build community equity. 2. GlobetrotterRetail.com and Travel Description GlobetrotterRetail.com is a Direct-to-Consumer global retail brand with a supply chain network of small online retailers leveraging a global salesforce. Retailers and Travel Consultants are able to offer airline tickets and vacation deals, globally, through a large network of individuals and travel companies. 3. Blackfisherman.com Description Blackfisherman.com is a grocery delivery and shopping mobile app brand. We deliver. 4. Social Architects US.com Description Social Architects US.com is a platform for the formation of real estate investment clubs. 5. Ai World San Francisco.com Description Ai World San Francisco.com, an edtech Symposium & Expo learning platform on Artificial Intelligence ( Ai ), is being developed as a result of the explosive changes happening in sectors of the economy around the world related to Ai. The beta-testing model will be scaled globally, while maintaining a small symposium 5-to-50 person setting. 6. Black Sheep Ai Description Black Sheep Ai is an emerging technology startup leveraging the discoveries in Artificial Intelligence ( Ai ) to help companies increase workflow and productivity. The company will offer Ai products to businesses and consumers. 7. Black Sheep Ai Magazine Description Black Sheep Ai Magazine is a high-gloss fashionable magazine highlighting Ai from a consumer s perspective. 8. Bodegas Global.com Description Bodegas Global.com, a global portfolio of small grocery stores, is a strategy to help fill the retail space void created by contracting footprints of mega-global retail brands. The securitization strategy is to allow small local community individual investors to participate as equity shareholders in the local food supply chain as the economic environment rapidly contracts as a result of automation and Artificial Intelligence ( Ai ). 9. MansionsNCastles.com Description MansionsNCastles.com is a hybrid luxury timeshare and short-term rentals brand. 10. AftroHairPay.com Description AfroHairPay.com is a mobile app lending platform brand in the Buy Now Pay Later ( BNPL ) Sector. Black Sheep Ai Accordingly, all funds raised in this Offering will become immediately available to us and may be used as they are accepted. Investors will not be entitled to a refund and could lose their entire investment. See Plan of Distribution beginning on page ___ and Securities Being Offered beginning on page ___. Harlem Park Partners, Inc. is a startup and the purchase price of the Notes ( Debt ) bears no relationship to our book value or any other measure of our current value or worth. In fact, Harlem Park Partners, Inc. has not started to generate revenues up to this point in time. The Offering will begin as soonas practicable afterthisofferingstatement has beenqualifiedbythe Securities and Exchange Commission (the SEC ). This offering will terminate at the earlier of: (1) the date on which the maximum offering amount has been sold, (2) the date which is eighteen months after this offering has been qualified by the SEC, (3) the date on which the offering is extended by a resolution of the Board or (4) the date on which this offering is earlier terminated by us in our sole discretion. This Offering is being conducted on a Best Efforts basis pursuant to Regulation 1-A of Section 3(b) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 1 Offerings and there is no minimum Offering amount. We plan to hold a series of closings at which we and investors will execute subscription documents, we will receive the funds from investors electronically via ACH and issue the Notes ( Debt ) to the investors in book-entry form via Carta.com. See Plan of Distribution and Securities Being Offered for a description of our Debt Issuance. PRELIMINARY OFFERING CIRCULAR DATED March ___, 2025 UP TO A MAXIMUM of $360,000 of NOTES (Debt) SEE SECURITIES BEING OFFERED Section MINIMUM INDIVIDUAL INVESTMENT: None Price Per Share to Public* Underwriting discount and commissions Proceeds to issuer 1,2, 3, and 5 Year Notes (Debt) $ 100 $ 0 $ 100 Price Per Share to Public* Total Units Total Proceeds 1,2, 3, and 5 Year Notes (Debt) $ 100 3600 $ 360,000 * We will not sell any securities until we file an offering circular supplement disclosing our final par value and coupon (interest rate) no later than two business days following the earlier of the date of determination of our par value offering price or the date such offering is first used after qualification in connection with our public offering or sale. If we do not timely file an offering circular supplement within 15 business days notwithstanding any substantive changes after the qualification date of our offering statement disclosing our final par value price, then we will be required to file a post-qualification amendment that will need to be qualified by the SEC before we sell any securities. The Company reserves the right to change the Par Value Price to the public during the course of the offering and will file a post-qualification offering circular amendment or an offering circular supplement to the Offering Statement at the time depending if any changes are determined to be substantive or not. The Company is offering, on a best-efforts, self-underwritten basis with no minimum amount to be sold up to a maximum of $360,000 Dollars in Notes (Debt). Upon the filing of a final offering circular by the Company with the Commission, all of the debt registered in this offering will be freely transferable without restriction or further registration under Rule 251 unless such debt ( Notes ) are purchased by affiliates as that term is defined under Regulation 1-A under the Securities Act. The Company expects that the amount of expenses of the offering that it will pay will be approximately $34,500. The offering is being conducted on a best-efforts basis without any minimum aggregate investment target. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company. INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT (SEE THE SECTION ENTITLED RISK FACTORS). IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION. GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov. This offering is inherently risky. See Risk Factors beginning on page __*. Sales of these securities will commence on approximately ____ , 2025. The Company is following the Offering Circular format of disclosure under Regulation A. AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY IT S OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED. In this public offering, Harlem Park Partners, Inc. is offering up to a maximum of $360,000 Dollars in 1, 2, 3, and 5 Year Notes ( Debt ). We will receive all of the proceeds minus expenses from the sale of the Notes. The offering is being made on a self-underwritten, best efforts basis notwithstanding shares may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale, you should refer to the section entitled Plan of Distribution in this offering. We estimate the omission to broker-dealers will be 0% of the gross of this Offering. If we sell all the Notes in this Offering through this Direct Public Offering ( DPO ), we estimate the aggregate gross proceeds to be $360,000 where approximately $34,500 will be used for legal expenses and other fees leaving the firm with approximately $325,500 in capital. The debt offered by the Company will be sold on our behalf by our sole director and Chief Executive Officer, Ameer Flippin. This new debt issuance is deemed to be an underwriter of this Direct Public Debt Offering. He will not receive any commissions or proceeds for selling the Notes (debt) on our behalf. There is uncertainty that we will be able to sell any of the Notes being offered herein by the Company. Currently, the company, Harlem Park Partners, Inc., has 1,000,000,000 common shares issued and outstanding. Ameer Flippin directly and indirectly owns and controls 100% of the shares of the company. No shares will be sold in this Tier 1 Debt Offering. No shares of common stock are being offered. This is a DEBT ONLY Offering. The Company qualifies as an emerging growth company as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements. Generally, no sale may be made to an investor in this offering if the aggregate purchase price you pay is more than 10% of the greater of the investor s annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that an investor s investment does not exceed applicable thresholds, we encourage the investor to review Rule 251(d)(2)(i)(C ) of Regulation 1-A. For general information on investing, we encourage an investor to refer to www.investor.gov. TABLE OF CONTENTS Pages CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS 9 OFFERING CIRCULAR SUMMARY 10 THE OFFERING 13, 25 RISK FACTORS 16, 29 USE OF PROCEEDS 18, 27 ESCROW AND DILUTION 20 PLAN OF DISTRIBUTION 19, 20 BUSINESS 15, 16, 24, 28 MANAGEMENT S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS 22,30,33 DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE 16 EXECUTIVE COMPENSATION 16 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS 33, 34, 43, 45, F-7, F-11 SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITY HOLDERS 32 DESCRIPTION OF SECURITIES 11, 12 DIVIDEND POLICY 20 LEGAL MATTERS 21, 29 EXPERTS 21 WHERE YOU CAN FIND MORE INFORMATION 21, 22, 28 INDEX TO CONSOLIDATED FINANCIAL STATEMENTS 34, 35, F-7 -i- CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. OFFERING CIRCULAR SUMMARY The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our NOTES ( Debt Only ). Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the financials and the notes thereto. Unless otherwise indicated, the terms We, Us, and Our refer and relate to Harlem Park Partners, Inc., a Delaware C-Corporation. Harlem Park Partners, Inc. was incorporated as a C-Corporation in the state of Delaware on May 25th, 2023. The Firm, Harlem Park Partners, Inc. raises capital for startups, new fintech products, and real estate projects. Our long-term goals are to meet the minimum capital requirements to become a hybrid Venture Capital and Private Equity Firm. Presently, the firm has 4-10 early stage startup projects which need funding. Our primary flagship projects are Waterboy Global.com, GlobetrotterRetail.com, Ai World San Francisco.com, Black Sheep Ai, Blackfisherman.com, and Black Sheep Ai Magazine. WaterboyGlobal.com, is a sidewalk kiosk offering water, sodas, and occasional food items to the general public in high traffic tourist and urban locations. Waterboy Global has a strategy of connecting with the local communities by dispatching 1-to-2 man Waterboy operations near high traffic locations on the sidewalk. GlobetrotterRetail.com is a direct-to-Consumer global retail brand with a supply chain network of small online retailers leveraging a global salesforce. Blackfisherman.com is a grocery delivery and shopping mobile app brand. We deliver. Social Architects US.com is a platform for the formation of real estate investment clubs. Ai World San Francisco.com, an edtech Symposium & Expo learning platform on Artificial Intelligence ( Ai ), is being developed as a result of the explosive changes happening in sectors of the economy around the world related to Ai. Black Sheep Ai is an emerging technology startup leveraging the discoveries in Artificial Intelligence ( Ai ) to help companies increase workflow and productivity. Black Sheep Ai Magazine is a high-gloss fashionable magazine highlighting Ai from a consumer s perspective. Other brands where working capital is needed are AfroHairPay.com, a mobile app lending platform brand in the Buy Now Pay Later Sector (BNPL) MansionsNCastles.com, a hybrid luxury timeshare and short-term rentals real estate brand, Bodegas Global.com, and SocialArchitectsUS.com, a social networking platform for Real Estate Investment Clubs. Harlem Park Partners, Inc. is poised to become a micro-cap securitization house which has operations located within WeWork, 650 California Street, 7th Floor, San Francisco, CA 94108. We are offering $360,000 of our 1, 2, 3, and 5-Year Senior Corporate Notes due 2026 (6.3% annualized Coupon), 2027 (7.0% annualized Coupon), 2028 (7.8% annualized Coupon), and 2030 (9.0% annualized Coupon) respectively (the Notes ). The Notes will bear annualized interest at rates of 6.3%, 7.0%, 7.8%, and 9.0% respectively per year, payable semi-annually pro-rated in arrears on March and September of each year, beginning on March , 2026. The Notes will mature on March of each year in 2026, 2027, 2028, and 2030, unless earlier redeemed or repurchased. Description of Notes The notes will be our senior unsecured obligations and will rank equally in right of payment with all our existing and future unsecured, unsubordinated indebtedness and senior in right of payment to any of our existing and future indebtedness that is expressly subordinated in right of payment to the notes. We may not redeem the notes prior to March , 2026. On or after March , 2026, we may redeem for cash all or part of the notes at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued but unpaid interest (including additional interest, if any) to, but excluding, the redemption date. If we undergo a fundamental change (as that term is defined in this prospectus supplement under Description of notes. Repurchase of Notes by Harlem Park Partners, Inc. at Option of Holder upon a Fundamental Change ), holders may, with certain exceptions, require us to repurchase any or all of their notes for cash at a price equal to 100% of the principal amount of the notes to be repurchased, plus accrued but unpaid interest (including additional interest, if any) to, but excluding, the repurchase date. For a more complete description of the terms of the notes, see the Description of notes section of this Offering Circular supplement. The notes are a new debt issue of securities and there currently is no established trading market for the notes. We do not intend to apply to list the notes on any securities exchange or to include them in any automated quotation system. It is possible that no active trading market for the notes will develop, or that if it develops, it will not be maintained. Investing in our Notes (debt issue) involves risks. See Risk factors as described in the Table of Contents of this Offering Circular. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense. Price of notes: % plus accrued interest, if any, from the issue date. We expect to deliver the notes to investors through the book-entry facilities of Carta.com on or about March , 2025. DESCRIPTION OF THE NOTES The following description is a summary of the terms of the notes being offered. For purposes of this description, references to the Company, we, our and us refer only to Harlem Park Partners, Inc. and not to any tier-2 startups. General The notes (as defined below) will constitute separate series of securities referred to below and will be issued only in minimum denominations of $100 and integral multiples of $100 in excess thereof. The notes will mature on the dates set forth below. The accompanying materials describe additional provisions of the notes. There is no limit on the aggregate principal amount of notes that we may issue. We reserve the right, from time to time and without the consent of any holders of the notes, to re-open each series of notes on terms identical in all respects to the outstanding notes of such series (except for the date of issuance, the date interest begins to accrue and, in certain circumstances, the first interest payment date), so that such additional notes will be consolidated with, form a single series with and increase the aggregate principal amount of the notes of such series; provided that the additional notes will have a separate CUSIP number unless: (i) the additional notes are issued within thirteen days of the issuance of the outstanding notes of the original series, (ii) the additional notes are issued pursuant to a qualified reopening of the outstanding notes of the original series for U.S. federal income tax purposes or (iii) the additional notes are, and the outstanding notes of the original series were, issued without original issue discount for U.S. federal income tax purposes. Such additional notes will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as the applicable series of notes, and will vote together as one class on all matters with respect to such series of notes. The 6.3% Notes due 2026 (the 2026 Notes ) will mature on March , 2026, the 7.0% Notes due 2027 (the 2027 Notes ) will mature on March , 2027, the 7.8% Notes due 2028 (the 2028 Notes ) will mature on March 2028, and the 9.0% Notes due 2030 (the 2030 Notes ) will mature on March , 2030. The Offering The following is a brief summary of the terms and conditions of this Direct Public Offering under the Regulation 1-A Exemption. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms and conditions of the offering of the notes, you should carefully read this entire Offering Circular, as well as any accompanying documents incorporated by reference in this prospectus and the accompanying prospectus. Issuer: Notes offered: Harlem Park Partners, Inc. $360,000 aggregate principal amount 1- Year Notes, Coupon 6.3%; Maturity 2026 2- Year Notes, Coupon 7.0%; Maturity 2027 3- Year Notes, Coupon 7.8%; Maturity 2028 5- Year Notes, Coupon 9.0%; Maturity 2030 (annualized Coupon - Interest payments will be paid semi-annually pro-rata on March ___ and September ____respectively for each year.) Optional redemption Note Denominations: Total Number of Notes: Minimum Purchase Amount: Prior to (i) with respect to the 2026 Notes, March __, 2026 (twelve months following the issuance of such notes). See Optional Redemption in this section below. $100 dollars per Note 3,600 None; An investor has no minimum micro-payment amount over a 12-month period for the purchase of a minimum of 1 Note at a Par Value of $100 ______________________________________________________________________________ Optional Redemption Prior to its maturity date, in the case of the 2027 Notes, or its applicable Par Call Dates for the 2028 Notes and the 2030 Notes, we may redeem such series of notes at our option, at any time in whole or from time to time in part, at a redemption price as calculated by us, equal to the greater of: 100% of the principal amount of the notes being redeemed; or The sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed (assuming, in the case of the 2027 Notes, the 2028 Notes, and the 2030 Notes, that such notes matured on their applicable Par Call Date), exclusive of interest accrued to, but excluding, the date of redemption. On or after its applicable Par Call Date, we may redeem the 2027 Notes, the 2028 Notes, and the 2030 Notes at our option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the notes being redeemed. In each case, we will also pay the accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption. Independent Investment Banker means one of the Reference Treasury Dealers that we appoint to act as the Independent Investment Banker from time to time. Par Call Date means (i) with respect to the 2027 Notes, February ___, 2027 (at least one month prior to the maturity date of such notes), (ii) with respect to the 2028 Notes, January ____, 2028 (at least two months prior to the maturity date of such notes), and (iii) with respect to the 2030 Notes, December ___, 2029 (at least three months prior to the maturity date of such notes). Notice of redemption will be mailed or electronically delivered at least 10 but not more than 60 days before the redemption date to each holder of record of the notes to be redeemed at its registered address. The notice of redemption for the notes will state, among other things, the amount of notes to be redeemed, the redemption date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of notes to be redeemed. Unless we default in the payment of the redemption price, interest will cease to accrue on any notes that have been called for redemption at the redemption date See Description of the Notes Optional Redemption. Ranking The notes will be: Our senior unsecured indebtedness and will rank equally with each other and with all of our other senior unsecured and unsubordinated indebtedness from time to time outstanding; Structurally subordinated to any indebtedness and preferred stock, and effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness. See Description of the Notes Ranking. Further issuances We reserve the right, from time to time and without the consent of any holders of the notes, to re-open each series of notes on terms identical in all respects to the outstanding notes of such series (except for the date of issuance, the date interest begins to accrue and, in certain circumstances, the first interest payment date), so that such additional notes will be consolidated with, form a single series with and increase the aggregate principal amount of the notes of such series. See Description of the Notes General. Use of proceeds We intend to use the net proceeds from sales of the notes, which we estimate will be approximately $325,500, after deducting any legal counsel fees and other expenses ($34,500), for general corporate purposes, including repurchases of our Notes ( Debt ) and payment of dividends under our program for working capital for a portfolio of startup companies. In a research driven mathematical algorithm, approximately $250,000 dollars will be utilized to create a credit facility for the new brands. The new brand will collateralize forthcoming capital from future shareholders to secure the loan from Harlem Park Partners, Inc. and affiliated Tier 1 company. Approximately $110,000 of the funds will be collateralized on our 1st tier Harlem Park Partners, Inc.. vs. capital generated on a 2nd tier equity sale for a startup within the Harlem Park portfolio. The capital will be distributed to startups for working capital in a timed sequence and series in order to manage capital risk. See Use of Proceeds. Denominations - The notes will be issued only in minimum denominations of $100 and integral multiples of $100 in excess thereof. Form of notes - We will issue the notes in electronic form as determined by Carta.com. Investors may elect to hold the interests in the notes through any of RISK FACTORS. Investing in the notes involves risks. Before making a decision to invest in the notes, you should carefully consider the risks associated with emerging growth startup companies. The notes are our obligations exclusively and not of any of our tier-2 startup companies. The companies in the startup portfolio are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. The notes permit us to incur additional debt, including secured debt. If we incur any secured debt, our assets will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid. The notes do not contain financial covenants. While the notes contain terms intended to provide protection to the holders of the notes upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the notes. Harlem Park Partners, Inc. is not required to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event we experience significant distress; Limit our ability to incur indebtedness that is secured, senior to or equal in right of payment to the notes; restrict our startup companies the ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our startups and therefore rank effectively senior to the notes; Restrict our ability to repurchase or prepay any other of our securities or other indebtedness; Restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our Notes ( Debt ) or other securities ranking junior to the notes; restrict our ability to enter into highly leveraged transactions; or Require us to repurchase the notes in the event of a change in control. As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes. Active trading markets for the notes may not develop. Each series of the notes is a new issue of securities with no established trading market. We do not intend to apply for listing of any series of the notes on any securities exchange. We cannot assure you trading markets for the notes will develop or of the ability of holders of the notes to sell their notes or of the prices at which holders may be able to sell their notes. No assurance can be given as to the liquidity of the trading markets for the notes. If no active trading markets develop, you may be unable to resell the notes at any price or at their fair market value. The market prices of the notes may be volatile. The market prices of the notes will depend on many factors, including, but not limited to, the following: Credit ratings on our debt securities assigned by rating agencies; The time remaining until maturity of the notes; The prevailing interest rates being paid by other companies similar to us; Our results of operations, financial condition and prospects; and The condition of the financial markets. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes. Rating agencies continually review the credit ratings they have assigned to companies and debt securities. Negative changes in the credit ratings assigned to us or our debt securities could have an adverse effect on the market prices. Business As used in this Offering Circular, the terms we, us, our, the Company, Harlem Park Partners mean Harlem Park Partners, Inc. unless otherwise indicated. Overview Harlem Park Partners, Inc. is a financial engineering firm poised to become a micro-cap securitization house which has operations located at 650 California Street, 7th Floor, San Francisco, CA 94108. Our firm raises capital for startups, real estate projects and new fintech products. Our long-term goals are to meet the minimum capital requirements to become a hybrid Venture Capital and Private Equity Firm. Presently, the firm has 4-10 early stage startup projects which need funding. Our primary flagship projects are Our primary flagship projects are Waterboy Global.com, a sidewalk water and food kiosk business, GlobetrotterRetail.com and Travel brand, Blackfisherman.com, a grocery delivery and shopping mobile app, SocialArchitectsUS.com, a social networking platform for Real Estate Investment Clubs, Ai World San Francisco.com, an edtech Symposium & Expo learning platform on Artificial Intelligence ( Ai ), Black Sheep Ai, a virtual Artificial Intelligence ( Ai ) Company, Black Sheep Ai Magazine, a high-gloss fashionable magazine highlighting Ai from a consumer s perspective, Bodegas Global.com, a global portfolio of small grocery stores, MansionsNCastles.com, a hybrid luxury timeshare and short-term rentals brand, and AfroHairPay.com, a mobile app lending platform brand in the Buy Now Pay Later (BNPL) Sector. This $360,000 Dollar Debt ( Notes ) Seed Stage round of funding is allocated primarily for working capital for Harlem Park Partners, Inc. and the portfolio of startups. Initially, funds will be allocated for retail transactions on the supply chain where markup should provide for further reinvestment by utilizing a secured transaction algorithm for continued new issuance of debt and equity. Background Harlem Park Partners, Inc. was launched and incorporated in the State of Delaware on May 25th, 2023. Employees We have no employees. Ameer Flippin is our Chief Executive Officer, President, Secretary and Treasurer. In the past, Ameer Flippin has worked part time as a Teaching Assistant ( TA ) with a staffing firm in the San Francisco, California Bay area. Currently, Ameer Flippin has the flexibility to work on our business up to 40 hours per week, but is prepared to devote more time if necessary pending a successful seed round of funding. We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; However, we may adopt plans in the future. There are presently no personal benefits available to our officer and director. Executive Compensation Ameer Flippin is being compensated at a rate for $45,000 per year for services as CEO. RISK FACTORS Investing in our securities involves a high degree of risk. You should carefully consider the specific risks described below before making an investment decision. Any of the risks we describe below could cause our business, financial condition, results of operations or future prospects to be materially adversely affected. The valuation of Harlem Park Partners, Inc. could decline if one or more of these risks and uncertainties develop into actual events and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition, results of operations or future prospects. In addition, some of the statements in this section of the Offering Circular are forward-looking statements. For more information about forward-looking statements, please see the section of this Offering Circular entitled Cautionary Note Regarding Forward-Looking Statements below. Amounts within the Risk Factors section are stated in thousands with the exception of share information. Risks Related to Our Industry Harlem Park Partners, Inc. will act as the underlying and primary Tier-1 startup holding a significant and majority ownership in Tier-2 startups. Our goals are to continuously securitize and fund startups for a diversified portfolio. Most startups will have no financial track record and has a significant amount of capital risk. The risk is similar to those associated with Venture Capital and Private Equity where companies typically build out and securitize 1,500 to 3,000 startups, globally, over the life of the corporation. Harlem Park Partners is significantly increased by allowing small individual investors to participate as partners considering the fact that such high risk transactions are usually reserved wealthy accredited investors who can withstand the ups and downs of the economy. Continued Operation will require additional capital Harlem Park Partners, Inc., a financial engineering firm, raises capital for startups, new fin-tech products and real estate. Our firm specializes in securitization through Exempt Securities Offerings regulated by the Securities and Exchange Commission ( SEC ). This Regulation 1-A Exempt Securities Offering of $360,000 is a seed round of funding allocated primarily for working capital for a portfolio of 4-10 startups. Continued operation will require immediate additional funding to support the working capital where it is anticipated that an Amendment of this Regulation 1-A Offering Statement will be required to increase the Aggregate Total Offering Amount within the next 12-months. There can be no assurance that such goals can be met without further financing and whether such financing, if necessary, can be obtained on favorable terms or at all. Our existing $360,000 in capital to be raised from this Offering will eventually be secured by capital generated from the sale of common stock in a corporate entity more closely tied to Tier-2 startups at some point in the future in the next 12-months. Risks Related to Our Regulatory Environment The notes are our unsecured general obligations, ranking equally with other unsecured and unsubordinated indebtedness. As of March ___, 2025, we have $0 of unsecured senior notes and $0 unsecured short-term promissory notes outstanding, no secured senior debt outstanding. If we incur any secured debt, our assets will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes and the previously issued notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid. As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes. Active trading markets for the notes may not develop Each series of the notes is a new issue of securities with no established trading market. We do not intend to apply for listing of any series of the notes on any securities exchange. We cannot assure you trading markets for the notes will develop or of the ability of holders of the notes to sell their notes or of the prices at which holders may be able to sell their notes. However, any market-making with respect to the notes may be discontinued, in their sole discretion, at any time without notice. No assurance can be given as to the liquidity of the trading markets for the notes. If no active trading markets develop, you may be unable to resell the notes at any price or at their fair market value. The market prices of the notes may be volatile The market prices of the notes will depend on many factors, including, but not limited to, the following: Credit ratings on our debt securities assigned by rating agencies; The time remaining until maturity of the notes; The prevailing interest rates being paid by other companies similar to us; Our results of operations, financial condition and prospects; and The condition of the financial markets. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes. Rating agencies continually review the credit ratings they have assigned to companies and debt securities. Negative changes in the credit ratings assigned to us or our debt securities could have an adverse effect on the market prices of the notes. Our credit ratings may not reflect all risks of your investment in the notes. Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of all risks relating to the notes. Agency credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency s rating should be evaluated independently of any other agency s credit rating. Redemption may adversely affect your return on the notes. We have the right to redeem the notes on the terms set forth in this Offering Circular supplement. We may redeem such notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of such notes. USE OF PROCEEDS Our offering is being made on a self-underwritten and direct public debt offering basis: no minimum amount that must be sold in order for the offering to proceed. The following table sets forth the uses of proceeds based on the maximum offering price of 100 par value offered for sale by the Company resulting gross proceeds received by the Company in the amount of $360,000. There is no assurance that we will be able to sell any securities. PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS PLAN OF DISTRIBUTION SUMMARY The Company is offering up to $360,000 of Notes ( Debt ONLY ) on a best efforts basis at a par price of $100.00 per Note ( Unit ). There is no minimum subscription amount. As of March____, 2025, the Company has not issued any Notes in this Offering for gross proceeds of $0. This is a Direct Public Offering where the Notes are sold directly to investors without an intermediary such as broker-dealer. The Company intends to market the Notes in this Offering both through online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting our Offering Circular or testing the waters materials on an online barbershop and salon platform. This Offering Circular will be furnished to prospective investors via the website (www.HarlemParkPartners.com) on a landing page that relates to the Offering, www.HarlemParkPartners.com/investorrelations. The Offering will terminate at the earlier of the date at which the maximum offering amount has been sold and the date at which the Offering is earlier terminated by the Company, in its sole discretion. The Company may undertake one or more closings on an ongoing basis. After each closing, funds tendered by investors will be available to the Company. PLAN OF DISTRIBUTION Harlem Park Partners, Inc. is offering up to $360,000 of Notes ( Debt Only ) with 1-Year Maturity (6.3% Annualized Coupon), 2-Year Maturity (7.0% Annualized Coupon), 3-Year Maturity (7.8% Annualized Coupon), and 5-Year (9.0% Annualized Coupon) NOTES which represents the value of the Debt available to be offered as of 2025 out of the rolling 12-month maximum offering amount of $360,000 of NOTES. Our Debt being offered hereby will be primarily offered by Ameer Flippin, CEO of Harlem Park Partners, Inc., through the Harlem Par Partners Platform at www.HarlemParkPartners.com. In conducting this offering, Ameer Flippin intends to rely on the exemption from registration contained in Exchange Act Rule 3a4-1. For additional information about the Harlem Park Partners Platform, please see Offering Circular Summary About the Harlem Park Partners Platform. The Harlem Park Partners Platform is not subject to the registration requirements of Section 304 of the JOBS Act because it does not offer and sell securities pursuant to Section 4(a)(6) of the Securities Act, and, therefore, does not meet the definition of a funding portal. This offering circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the HarlemParkPartners.com Platform website, as well as on the SEC s website at www.sec.gov. In order to subscribe to purchase our NOTES ( Debt Only ), a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement in the form attached to this offering circular as Appendix A, and wire or send ACH funds for its subscription amount in accordance with the instructions provided therein. Settlement may occur up to 30 days after a prospective investor submits a subscription agreement, depending on the volume of subscriptions received. An investor will become a Notes Holder, including for U.S. federal income tax purposes, and the Notes will be issued, as of the date of settlement. Settlement will not occur until an investor s funds have cleared and we accept the subscriber as an investor. The Notes are limited to residents of the United States. We reserve the right to reject any investor s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a qualified purchaser for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the offering terminates or if any prospective investor s subscription is rejected, all funds received from such investors will be returned without interest or deduction. State Law Exemption and Offerings to Qualified Purchasers Our 1-Year, 2-Year, 3-Year and 5-Year NOTES are being offered and sold only to qualified purchasers (as defined in Regulation A). As a Tier 1 offering pursuant to Regulation A, this offering will be exempt from state Blue Sky law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our NOTES offered hereby is offered and sold only to qualified purchasers. Qualified purchasers include: (i) accredited investors under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our NOTES does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, our NOTES are being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our NOTES does not represent more than 10% of the applicable amount), regardless of an investor s status as an accredited investor. Accordingly, we reserve the right to reject any investor s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a qualified purchaser for purposes of Regulation A. Certificates Will Not Be Issued We will not issue certificates. Instead, our Noteholders will be recorded and maintained on our Capitalization Table and register at Carta.com where the Noteholders will be able to access the data room online. Transferability of our Notes ( Debt ) Holders of our 1-Year Maturity (6.3% Annualized Coupon), 2-Year Maturity (7.0% Annualized Coupon), 3-Year Maturity (7.8% Annualized Coupon), and 5-Year (9.0% Annualized Coupon) NOTES may not transfer, assign, pledge or otherwise dispose of or encumber NOTES (or any interest therein) without the prior written consent of our board of directors, or our chief executive officer if our board of directors delegates such authority. Notwithstanding the foregoing, such transfer restrictions shall not apply (i) in the case of a holder of 1-Year Maturity (6.3% Annualized Coupon) ,2-Year Maturity (7.0% Annualized Coupon), 3-Year Maturity (7.8% Annualized Coupon), and 5-Year (9.0% Annualized Coupon) NOTES who is an individual, to certain transfers made without consideration for bona fide estate planning purposes and (ii) in the case of a holder of NOTES that is an entity, to certain transfers made without consideration to such entity s stockholders, members, partners, other equity holders or affiliates. No Escrow, No Dividends, and No Dilution There is no Escrow Account in this offering. Funds will be transmitted directly into the corporate account of Harlem Park Partners, Inc. Considering the fact that shares are not being sold, there is no dividend and no dilution of shareholder value. The proceeds of this offering will not be placed into an escrow account. We are offering our 1-Year Maturity (6.3% Annualized Coupon), 2-Year Maturity (7.0% Annualized Coupon), 3-Year Maturity (7.8% Annualized Coupon), and 5-Year (9.0% Annualized Coupon) NOTES on a best efforts basis primarily through the online Harlem Park Partners, Inc. Platform. Advertising, Sales and other Promotional Materials In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, the past performance of our Company and our affiliates, property brochures, articles and publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our 1-Year Maturity (6.3% Annualized Coupon), 2-Year Maturity (7.0% Annualized Coupon), 3-Year Maturity (7.8% Annualized Coupon), and 5-Year (9.0% Annualized Coupon) NOTES, these materials will not give a complete understanding of this offering, us or our NOTES and are not to be considered part of this offering circular. This offering is made only by means of this offering circular and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in our NOTES. HOW TO SUBSCRIBE Subscription Procedures We intend to initially limit the offer and sale of our 1-Year Maturity (6.3% Annualized Coupon) ,2-Year Maturity (7.0% Annualized Coupon), 3-Year Maturity (7.8% Annualized Coupon), and 5-Year (9.0% Annualized Coupon) NOTES to residents of the United States. Investors seeking to purchase our NOTES who satisfy the qualified purchaser standards (see State Law Exemption and Purchase Restrictions) should proceed as follows: Read this entire Offering Circular and any supplements accompanying this Offering Circular. Electronically complete and execute a copy of the subscription agreement. A Specimen copy of the subscription agreement, including instructions for completing it, is included in this offering circular as Appendix A. Electronically provide ACH instructions to us for the micro-payment towards the full purchase price of 1 Unit ($100) of our NOTES being subscribed for. By executing the subscription agreement and paying a micro-payment towards the total purchase price of a minimum of 1 Unit ($100) of a NOTE subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a qualified purchaser , and that such subscription for NOTES does not exceed 10% of the greater of such investor s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be binding upon investors and will be accepted or rejected within 45 days of receipt by us. We will not draw funds from any subscriber until the date your subscription is accepted. If we accept your subscription, we will email you a confirmation. Minimum Purchase Requirements There is no minimum investment requirement for our 1-Year Maturity (6.3% Annualized Coupon) ,2-Year Maturity (7.0% Annualized Coupon), 3-Year Maturity (7.8% Annualized Coupon), and 5-Year (9.0% Annualized Coupon) NOTES. Simply a micro-payment towards a minimum purchase of at least 1 UNIT ($100) of Notes. Any remaining balance on a minimum of a $100 investment must be completed within 12-months. Residents of the State of Washington For investors and potential investors who are residents of the State of Washington, please send all correspondence, including any questions or comments, to washingtonstate@HarlemParkPartners.com. LEGAL MATTERS Certain legal matters, including the validity of shares of 1-Year Maturity (6.3% Annualized Coupon) ,2-Year Maturity (7.0% Annualized Coupon), 3-Year Maturity (7.8% Annualized Coupon), and 5-Year (9.0% Annualized Coupon) NOTES offered hereby, have not been passed upon for us by legal counsel. EXPERTS There are no financials for this offering upon which experts have given an opinion. We have not engaged an independent valuation services firm, and do not intend to do so until such time as we are required to do so. ADDITIONAL INFORMATION We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering. This offering circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we became subject to the informational reporting requirements that are applicable to Tier 1 companies whose securities are qualified pursuant to Regulation A, and accordingly, we will file any required annual reports, semi-annual reports and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC. The information incorporated by reference herein is an important part of the offering statement and this offering circular. The following documents previously filed with the SEC are incorporated by reference into the offering statement and this offering circular: You may review these filings on our website and may also request a copy of these filings at no cost, by writing, emailing or telephoning us at: Harlem Park Partners, Inc. Attention: Investor Relations 650 California Street 7th Floor San Francisco, California 94108 InvestorRelations@HarlemParkPartners.com 1.240.581.4693 So long as we remain subject to the periodic reporting requirements of Regulation A, within 120 days after the end of each fiscal year we will file on the SEC s EDGAR website an annual report on Form 1-K. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders. We also maintain a website at www.HarlemParkPartners.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this offering circular. FINANCIAL STATEMENTS OF Harlem Pak Partners, Inc. Any required financial statements of the Company can be found on the portal at HarlemParkPartners.com. PART - II OFFERING CIRCULAR SUMMARY REGULATION A TIER 1 DEBT OFFERING STATEMENT UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 1-A TIER I DEBT ( NOTES ) OFFERING $360,000 Total Debt Issuance 1-Year Notes 6.3% Coupon; Maturity 2026 2-Year Notes 7.0% Coupon; Maturity 2027 3-Year Notes 7.8% Coupon; Maturity 2028 5-Year Notes 9.0% Coupon; Maturity 2030 ( Callable March ___, 2026 ) OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT HARLEM PARK PARTNERS, INC. (Exact name of registrant as specified in its charter) Date: March ____, 2025 Delaware (State or Other Jurisdiction of Incorporation) 6199 (Primary Standard Classification Code) 93-1858064 (IRS Employer Identification No.) Ameer Flippin, CEO 650 California Street 7 Fl San Francisco, California 94108 Telephone: 240.581.4693 (Address, including zip code, and telephone number, including area code, of registrant s principal executive offices) (CIK#: 0002001926) THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A. PART - II OFFERING CIRCULAR SUMMARY GLOSSARY OF DEFINED TERMS AND INDUSTRY DATA In this Offering Circular, each of the following quoted terms has the meanings set forth after such term: BNPL Buy Now Pay Later Sector MVP Minimum Viable Product; A working mobile application prototype RE Real Estate Exchange Act The Securities Exchange Act of 1934, as amended. FDIC The Federal Deposit Insurance Corporation. FinCEN The Financial Crimes Enforcement Network, a bureau of the US Department of the Treasury. FINRA The Financial Industry Regulatory Authority, Inc., which is the primary regulator in the United States for broker-dealers. IRS The US Internal Revenue Service, a bureau of the US Department of the Treasury. SEC The US Securities and Exchange Commission. Securities Act The Securities Act of 1933, as amended. SIPC The Securities Investor Protection Corporation. Background Harlem Park Partners, Inc., a Delaware C-Corporation was incorporated on May 25th, 2023, under the laws of the state of Delaware. The firm is a financial engineering and research company specializing in securitization of startups, real estate projects, and financial products. The firm focuses on raising capital internally through Exempt Debt Securities Offerings and then reinvests the proceeds in new fintech products and startups. Company Information Ameer Flippin is the Chairman, CEO, President, Secretary, and Treasurer of Harlem Park Partners, Inc. The Company s plan for this seed stage of fundraising is to create a portfolio of startups, during the initial stages of becoming a Venture Capital and Private Equity Firm. The firm will start with 4 to 10 startups and continue to securitize forthcoming new startups Business Description: Our firm is allocating approximately $250,000 dollars to a portfolio of startups where the remaining $110,000 dollars will be utilized for internal working capital for tier-1 Harlem Park Partners for a total of $360,000 in DEBT. Harlem Park Partners will initially create retail transactions with markup through Waterboy Global.com, GlobetrotterRetail.com and Travel, Blackfisherman.com, where further securitization will follow using a secured transaction algorithm. Our primary flagship projects are Waterboy Global.com, a sidewalk bottled water and food kiosk business, GlobetrotterRetail.com and Travel brand, Blackfisherman.com, a grocery delivery and shopping mobile app, SocialArchitectsUS.com, a social networking platform for Real Estate Investment Clubs, Ai World San Francisco.com, an edtech Symposium & Expo learning platform on Artificial Intelligence ( Ai ), Black Sheep Ai, a virtual Artificial Intelligence ( Ai ) Company, Black Sheep Ai Magazine, a high-gloss fashionable magazine highlighting Ai from a consumer s perspective, Bodegas Global.com, a global portfolio of small grocery stores, MansionsNCastles.com, a hybrid luxury timeshare and short-term rentals brand, and AfroHairPay.com, a mobile app lending platform brand in the Buy Now Pay Later Sector (BNPL). Harlem Park Partners will utilize the working capital for a network of affiliated startup business operations. Time Frames: Upon a best-efforts fundraising strategy, Harlem Park Partners will initially focus on direct-2-consumer retail transactions in order to find the underlying capital to secure further securities transactions for continued development of a portfolio of startups. Ameer Flippin is the only employee. We have no other employees of the firm. Intellectual Property We have no intellectual property, patents, patent applications or trade secrets. Our Offering The Company is offering, on a best-efforts, self-underwritten basis, a $360,000 Debt ( NOTES ) Offering of 1, 2, 3, and 5-Year NOTES with annualized Coupons of 6.3%, 7%, 7.8%, and 9% respectively for each year with the Notes being Callable as early as on March___, 2026, for a redemption of the investor s capital. No shares are being offered during this seed stage of fundraising. Our Chief Executive Officer, Ameer Flippin will be selling the 1, 2, 3, and 5-Year NOTES ( Debt ) in increments of $100 dollars at a par value of $100 on behalf of the Company. The offering is being conducted on a self-underwritten, best efforts basis, which means our management will attempt to sell the NOTES being offered hereby on behalf of the Company. There is no underwriter for this offering. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. Completion of this offering is not subject to us raising a minimum offering amount. We do not have an arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. We have provided an estimate below of the gross proceeds to be received by the Company if 25%, 50%, 75%, and 100% of the NOTES ( Debt ) in the offering are sold at the offering price of $ 100 par value of the 3600 Units of NOTES resulting in gross proceeds received by the Company in the amount of $360,000. Proceeds to Company in Offering Total Underwriting of Discounts Approximate NOTES Offering & Gross (Debt) Price (1) Commissions Proceeds Per Share 25% of Offering Sold 90,000 $ 100 $ 0 $ 90,000 50% of Offering sold 180,000 $ 100 $ 0 $ 180,000 75% of Offering Sold 270,000 $ 100 $ 0 $ 270,000 Maximum Offering sold 360,000 $ 100 $ 0 $ 360,000 (1) Assuming an initial public offering price of $100 par value, as set forth on the cover page of this offering circular. Securities being offered by the Company Offering par price per Note Up to a Maximum $360,000 in NOTES, at a fixed par value price of $100 for 3,600 Units of Notes with no minimum amount to be sold but not to exceed $360,000 in gross proceeds. A final fixed price will be determined upon qualification or in a final or supplemental offering circular supplement at the time of sale of our Debt. Our NOTES will be offered by us through our director in a direct offering. The offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the Company in its sole discretion. We will sell the shares at a final fixed price per share to be determined at time of qualification or in a final or supplemental offering circular supplement at the time of sale of our NOTES between the par value price range of $100 per Note. An investor can subscribe to the offering for as little as $9 per month to meet the $100 par value price per NOTE. A small individual investor can break up the $100 into any denomination of small payments over a 12-month period following the initial subscription date. Number of UNITS of There are 3,600 NOTES being offered at $100 per Note. NOTES outstanding before the offering Number of shares of common stock outstanding after the offering of common stock Number of shares of preferred stock outstanding before the offering of common stock NO SHARES OF COMMON STOCK are being offered in this Exempt Regulation 1-A Offering. This is an Issuance of DEBT only. No preferred shares are currently issued and outstanding. Number of shares of preferred stock outstanding after the offering of common stock The minimum amount for Notes to be sold in this offering Market for the Debt Use of Proceeds No preferred shares will be issued and outstanding. None. A Note has a par value of $100 dollars. However, there is no minimum to subscribe to this Debt Offering. A small individual investor can break up the $100 into any denomination of small payments over a 12-month period following the initial subscription date. There is no liquidity for this DEBT only offering. Any possible resell of the Notes will have to be redeemed by the issuer from time to time. We intend to use the gross proceeds to create startups heavily weighted in the retail sector along global supply chains ($250,000) on tier-2 and working capital ($110,000) for Harlem Park Partners, Inc. on tier-1. Harlem Park Partners will utilize working capital for business operations and to launch several other related brands and real estate projects. Startup Portfolio Descriptions 1. Waterboy Global.com Description - Waterboy Global.com, is a sidewalk kiosk offering bottled water, sodas, and occasional food items to the general public in high traffic tourist and urban locations. Waterboy Global has a strategy of connecting with the local communities by dispatching 1-to-2 man Waterboy operations near high traffic locations on the sidewalk. Some locations are corporate locations blended with a local community franchise business strategy, while others are purely a franchise business model. Some urban locations are securitized separately for the local community to capitalize on beverage revenue growth and to build community equity. 2. GlobetrotterRetail.com and Travel Description - GlobetrotterRetail.com is a direct-to-Consumer global retail brand with a supply chain network of small online retailers leveraging a global salesforce. Retailers and Travel Consultants are able to offer airline tickets and vacation deals, globally, through a large network of individuals and companies. 3. Blackfisherman.com Description - Blackfisherman.com is a grocery delivery and shopping mobile app brand. We deliver. 4. Social Architects US.com Description - Social Architects US.com is a platform for the formation of real estate investment clubs. 5. Ai World San Francisco.com Description - Ai World San Francisco.com, an edtech Symposium & Expo learning platform on Artificial Intelligence ( Ai ), is being developed as a result of the explosive changes happening in sectors of the economy around the world related to Ai. The beta-testing model will be scaled globally, while maintaining a small symposium 5-to-50 person setting. 6. Black Sheep Ai Description - Black Sheep Ai is an emerging technology startup leveraging the discoveries in Artificial Intelligence ( Ai ) to help companies increase workflow and productivity. The company will offer Ai products to businesses and consumers. 7. Black Sheep Ai Magazine Description - Black Sheep Ai Magazine is a high-gloss fashionable magazine highlighting Ai from a consumer s perspective. 8. Bodegas Global.com Description - Bodegas Global.com, a global portfolio of small grocery stores, is a strategy to help fill the retail space void created by contracting footprints of mega-global retail brands. The securitization strategy is to allow small local community individual investors to participate as equity shareholders in the local food supply chain as the economic environment rapidly contracts as a result of automation and Artificial Intelligence ( Ai ). 9. MansionsNCastles.com Description - MansionsNCastles.com is a hybrid luxury timeshare and short-term rentals brand. 10. AftroHairPay.com Description - AfroHairPay.com is a mobile app lending platform brand in the Buy Now Pay Later ( BNPL ) Sector. Termination of the Offering Terms of the Offering Subscriptions: Legal Counsel Fees & Other Costs Risk Factors: The offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the Company in its sole discretion. Our Chief Executive Officer, Ameer Flippin will sell the NOTES on behalf of the company, upon qualification of this Offering Statement, on a BEST EFFORTS basis. All subscriptions once accepted by us are irrevocable. We estimate our total offering costs including legal counsel fees and other costs to be approximately $34,500. See Risk Factors and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in this DEBT ( Notes ) Offering. You should rely only upon the information contained in this offering circular. We have not authorized anyone to provide you with information different from that which is contained in this offering circular. We are offering to sell NOTES ( Debt ) and seeking offers to on NOTES only in jurisdictions where offers and sales are permitted. SUMMARY OF OUR FINANCIAL INFORMATION The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the Management s Discussion and Analysis of Financial Position and Results of Operations section and the accompanying financial statements and related notes included elsewhere in this offering circular. The tables and information below are derived from the required information for financial statements for emerging growth companies under Regulation 1-A filing requirements with the SEC as of March ____, 2025 respectively. Harlem Park Partners, Inc. Balance Sheet December 31st, 2024 (Unaudited) June 30, 2024 TOTAL ASSETS $ - $ - LIABILITIES AND STOCKHOLDERS DEFICIT CURRENT LIABILITIES $ 0 $ TOTAL LIABILITIES $ 0 $ Stockholders Equity (Deficit) - - Additional paid-in capital Accumulated deficit Total Stockholders Equity (Deficit) TOTAL LIABILITIES & STOCKHOLDERS EQUITY (DEFICIT) $ - $ - Harlem Park Partners, Inc. Statement of Operations (Unaudited) Three Months Ended December 31st, 2024 Operating expenses General and administrative expenses $ 0 $ Total operating expenses (0) ) The Company is electing to not opt out of JOBS Act extended accounting transition period. This may make its financial statements more difficult to compare to other companies. Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used. Emerging Growth Company The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an emerging growth company, it will, among other things: Be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act; Be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: say-on-pay, pay-for-performance, and CEO pay ratio; Be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting; Be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended; Be permitted to comply with the SEC s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and, Be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies). Our company will continue to be an emerging growth company until the earliest of: The last day of the fiscal year during which we have annual total gross revenues of or more; The last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act; The date on which we issue more than in non-convertible debt securities during a previous three-year period; or The date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2). SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT The following table sets forth information as to the shares of common equity beneficially owned as of March 1st, 2025 by (i) each person known to us to be the beneficial owner of more than 5% of our common equity; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common equity shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. The footnotes below indicate the amount of unvested options for each person in the table. None of these unvested options vest within 60 days of the date hereof. Address Amount Name of of and Benefici Nature of Voting Title of Cla al Beneficial Percentag ss Owner Owner Ownership e (1) Voting Percentag e After Completio n of Offering if 100% of Debt Sold Voting Percentag e After Completio n of Offering if 75% of Debt Sold Voting Percentag e After Completio n of Offering if 50% of Debt Sold Voting Percentag e After Completio n of Offering If 25% of Debt Sold (1) Based on 1,000,000,000 shares outstanding as of March 1st, 2025. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS Loan The Company s sole officer and director, Ameer Flippin, paid expenses on behalf of the company totaling approximately $2,000 Dollars during the period up to March 1st, 2025. These payments are considered as startup capital to the Company and is not expected to be repaid in any manner. Director Independence Currently, the Company does not have any independent directors. The company does not plan to list it s stock on any exchange in the near future. We do not currently have a separately designated audit, nominating or compensation committee. However, we do intend to comply with the independent director and committee composition requirements in the future. Review, Approval and Ratification of Related Party Transactions Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction. FINANCIAL STATEMENTS AND EXHIBITS. HARLEM PARK PARTNERS, INC. INDEX TO FINANCIAL STATEMENTS Page F-2 Un-Audited Financial Statements: Balance Sheets as of December 31st, 2024 No Revenues; Some Office Expenses F-3 Statement of Changes in Stockholders Deficit For The Fiscal Years Ending December 31st, 2024 F-5 Statement of Cash Flows For Fiscal Years Ended December 31st, 2024. F-6 Balance Sheet as of December 31st, 2024 - No Revenues 0 Balance Sheet F-12 F-1 __________________________________________________________________________ Report of Independent Registered Public Accounting Firm To the stockholders and the board of directors of Harlem Park Partners, Inc. Opinion on the Financial Statements As of December 31st, 2024, Harlem Park Partners, Inc. has only had minor office expenses of approximately $1,000 dollars. No revenues have been generated up to March 1st, 2025. Therefore, the firm is a Tier I, Un-Audited Company in this matter. As of March 1st, 2025, no Public Accounting Firm has reviewed the financials of Harlem Park Partners, Inc. Substantial Doubt about the Company s Ability to Continue as a Going Concern The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed inNote 3 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company s ability to continue as a going concern. Management s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. ______________________________________________________________________________ F-2 Harlem Park Partners, Inc. Balance Sheet March 1st, 2025 TOTAL ASSETS $ - $ LIABILITIES AND STOCKHOLDERS DEFICIT CURRENT LIABILITIES Loan to Company - related party $ $ TO TAL LIABILITIES $ $ St ockholders Equity (Deficit) Preferred stock - Common stock Ad dditional paid-in capital Accumulated deficit Total Stockholders Equity (Deficit) TOTAL LIABILITIES & STOCKHOLDERS EQUITY (DEFICIT) $ - $ - The accompanying notes are an integral part of these audited financial statements. _____________________________________________________________________________________ F-3 Harlem Park Partners, Inc. Statement of Operations (Unaudited) Three Months Ended September 30, 2024 Three Months Ended September 30, 2023 Operating expenses General and administrative expenses $ 0 $ 0 Total operating expenses 0 0 $ Net loss $ $ Basic and Diluted net loss per common share $ W eighted average number of common shares outstanding - Basic and Diluted 00 The accompanying notes are an integral part of these unaudited financial statements. F-4 __________________________________________________________________________________ Harlem Park Partners, Inc. Statement of Changes is Stockholder For the years ending December 31st, 2024 The accompanying notes are an integral part of these financial statements. F-5 ____________________________________________________________________________________ Harlem Park Partners, Inc. Statement of Cash Flows For the Year Ending December 31st, 2024 ) The accompanying notes are an integral part of these financial statements. F-6 ____________________________________________________________________________________ Harlem Park Partners, Inc. Notes to the Audited Financial Statements Note 1 - Organization and Description of Business Harlem Park Partners, Inc. was incorporated as a C-Corporation in the State of Delaware on May 25th, 2023. In May of 2023, Ameer Flippin was appointed Chief Executive Officer, Chief Financial Officer, and Director of Harlem Park Partners, Inc. Harlem Park Partners, Inc. is a financial engineering and research firm which raises capital for startups, real estate projects, and new financial products as Tier 1 affiliate to startups. The firm raises capital internally through corporate debt and equity offerings and then reinvests the proceeds in startup and real estate projects. Our mission is to create new debt and equity financial products, while developing into a hybrid venture capital and private equity firm. Note 2 - Summary of Significant Accounting Policies Basis of Presentation This summary of significant accounting policies is presented to assist in understanding the Company s financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements. Use of Estimates The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates. F-7 __________________________________________________________________________________________ Cash and Cash Equivalents The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at March 1st, 2025 were $0. Income Taxes The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized as of December 1st, 2025. Basic Earnings (Loss) Per Share The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company. The Company does not have any potentially dilutive instruments as of March 1st, 2025 and, thus, anti-dilution issues are not applicable. Fair Value of Financial Instruments The Company s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization. ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below: - Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. F-8 _____________________________________________________________________________________________ - Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means. - Level 3 - Inputs that are both significant to the fair value measurement and unobservable. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 1st, 2024. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses. Related Parties The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. Share-Based Compensation ASC 718, Compensation Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). The Company accounts for stock-based compensation issued to non employees and consultants in accordance with the provisions of ASC 505-50, Equity Based Payments to Non Employees. Measurement of share based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date. The Company had no stock-based compensation plans as of December 31st, 2024 and. The Company s stock-based compensation for the periods ended December 31st, 2024 and was $0 for both periods. F-9 ________________________________________________________________________________________ Recently Issued Accounting Pronouncements In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 is amended by ASU 2018-01, ASU2018-10, ASU 2018-11, ASU 2018-20 and ASU 2019-01, which FASB issued in January 2018, July 2018, July 2018, December 2018 and March 2019, respectively (collectively, the amended ASU 2016-02). The amended ASU 2016-02 requires lessees to recognize on the balance sheet a right-of-use asset, representing its right to use the underlying asset for the lease term, and a lease liability for all leases with terms greater than 12 months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from current GAAP. The amended ASU 2016-02 retains a distinction between finance leases (i.e. capital leases under current GAAP) and operating leases. The classification criteria for distinguishing between finance leases and operating leases will be substantially similar to the classification criteria for distinguishing between capital leases and operating leases under current GAAP. The amended ASU 2016-02 also requires qualitative and quantitative disclosures designed to assess the amount, timing, and uncertainty of cash flows arising from leases. A modified retrospective transition approach is permitted to be used when an entity adopts the amended ASU 2016-02, which includes a number of optional practical expedients that entities may elect to apply. We have no assets and or leases and do not believe we will be impacted in the foreseeable future by the newly adopted accounting standard(s) mentioned above. The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations. Note 3 - Going Concern The Company s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company demonstrates adverse conditions that raise substantial doubt about the Company s ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios. The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management s plan will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern. Note 4 - Income Taxes Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company has adopted ASC 740, Accounting for Income Taxes, as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for non-capital losses carried forward. The potential benefit of the net operating loss has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the loss carried forward in future years. F-10 _________________________________________________________________________________________ Significant components of the Company s deferred tax assets are as follows: December 1st, 2024 2024 Deferred tax asset, generated from net operating loss $ Valuation allowance $ The reconciliation of the effective income tax rate to the federal statutory rate is as follows: Federal income tax rate % Increase in valuation allowance % ) Effective income tax rate % On December 22, 2017, the Tax Cuts and Jobs Act of 2017 was signed into law. This legislation reduced the federal corporate tax rate from the previous 35% to 21%. Due to the change inownershipprovisionsofthe TaxReformAct of1986, net operatinglosscarry forwards forFederal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years. Note 5 - Commitments and Contingencies The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of December 1st, 2024. Note 6 - Shareholder Equity Preferred Stock There is no authorized preferred stock of the Company. Common Stock The authorized common stock of the Company consists of 1,000,000,000 shares with a par value of $0.0001. There were 1,000,000,000 shares of common stock issued and outstanding as of March 1st, 2025. Note 7 - Related-Party Transactions Office Space We utilize shared office space at We Work located at 650 California Street, 7th Floor, San Francisco, California 94108. Note 8 - Subsequent Events Management has reviewed financial transactions for the Company subsequent to the period ended March 1st, 2025 and has found that there was nothing material to disclose. F-11 _____________________________________________________________________________ Harlem Park Partners, Inc. Balance Sheet March 30, 2025 (Unaudited) March 30, 2024 TOTAL ASSETS $ - $ - LIABILITIES AND STOCKHOLDERS DEFICIT CURRENT LIABILITIES Loan to Company - related party $ $ TOTAL LIABILITIES $ $ Stockholders Equity (Deficit) Preferred stock - - Common stock Additional paid-in capital Accumulated deficit Total Stockholders Equity (Deficit) TOTAL LIABILITIES & STOCKHOLDERS EQUITY (DEFICIT) $ - $ - The accompanying notes are an integral part of these unaudited financial statements. F-12 _______________________________________________________________________________________ Harlem Park Partners, Inc. Statement of Operations (Unaudited) Three Months Ended December 31st, 2023 Operating expenses General and administrative expenses $ 2000 Total operating expenses 2000 ) ) F-13 ____________________________________________________________________________________________ III. Index to Exhibits Exhibit No. Description of Document 1. Subscription Agreement 2. Notes Agreement 3. By-Laws of Company 4. Letter of Good Standing (DE) *Exhibits Shall be filed separately. III-1 SIGNATURES Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the ___ day of March , 2025. Harlem Park Partners, Inc. By:/s/ Ameer Flippin Ameer Flippin, Chief Executive Officer, Chief Financial Officer and Chairman Pursuant to the requirements of Regulation A, this Offering Statement has been signed by the following persons in the capacities and on the dates indicated: /s/ Ameer Flippin Ameer Flippin /s/ Ameer Flippin Ameer Flippin Chief Executive Officer (Principal Executive Officer); Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer) Sole Director, Chairman day of March, 2025 day of March, 2025 III-2